                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Irwin Gruverman, CEO & Chairman
         Robert P. Bruno, C.O.O. or
         Jack M. Swig, Investor Relations
         Tel. 617-969-5452, Fax 965-1213, E-mail: info@mfics.com
                                                  --------------


               MFIC ANNOUNCES RESTUCTURING OF SENIOR MANAGEMENT

Monday, November 27, 2000, Newton, MA (OTCBB:MFIC)

MFIC Corporation announced today a number of changes to its senior management.

The Company announced that Michael A. Lento has departed from employment with the Company. Mr. Lento had served as the Company's President. Irwin Gruverman, the Company's CEO and Chairman, will serve as President until further notice.

The Company also announced the Board of Directors' appointment and promotion of Robert P. Bruno, effective November 21, 2000 to the position of Chief Operating Officer. Mr. Bruno has served as the Company's V.P. of Sales/Marketing since joining the Company in April 1996. Mr. Bruno graduated Northeastern University, earning both a Bachelors Degree in Mechanical Engineering and a Masters Degree in Engineering Management. Prior to joining MFIC Mr. Bruno served as the Director, Sales & Marketing at Azonix Corporation (a Crane company), a maker of industrial controls and hazardous environment computing systems. Prior to joining Azonix, Mr. Bruno served as Vice President and General Manager of the Commercial Products Division of Inframetrics Incorporated of Billerica, MA, a manufacturer of infrared imaging systems. Mr. Bruno has served as Program Manager at Foster Miller Associates and as Engineered Product Manager at CTI/Helix, Inc.

The Board also appointed Jack M. Swig to the position of V.P. Corporate Development. Mr. Swig has worked with the Company since May 1992 and has served as its General Counsel, Corporate Development and Investor Relations Manager since late in 1993. Mr. Swig received his B. A. degree from Boston University and his Juris Doctor degree from New England School of Law. He was admitted to the Massachusetts Bar in 1979. He has over 20 years of venture capital, merchant/investment banking, and corporate finance experience. He worked for a Boston-based merchant bank for eight years, where he served in several capacities including General Counsel and Co-Director of both the Corporate Finance and Lending Groups.

IRWIN GRUVERMAN, CHAIRMAN, CEO AND PRESIDENT, stated, "We are pleased to promote two talented employees to these newly created positions. Following the departure of the former President, we are taking this opportunity to restructure responsibility for the operations and investor relations/corporate development activities of MFIC. I will act in the capacity of President of MFIC to oversee and coordinate these activities. We are enjoying a favorable current business trend and project a strong year in 2001. With the new alignment of responsibilities, we intend to add several new additional senior employees to enhance our resources in sales and engineering management, consistent with maintaining targeted cash flow and profit performance."

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, THE OUTCOMES OF THE EVENTS DESCRIBED IN SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING STATEMENTS RELATING TO THE COMPANY'S ABILITY TO POST STRONG OPERATING RESULTS IN 2001 REFLECTING A PROFIT, AND THE ADDITION OF ADDITIONAL SENIOR EMPLOYEES CONSISTENT WITH MAINTENANCE OF TARGETED CASH FLOW AND PROFIT PERFORMANCE. ACTUAL RESULTS ACHIEVED BY THE COMPANY COULD DIFFER MATERIALLY FROM THE COMPANY'S ESTIMATES AND PROJECTIONS, DEPENDING ON A NUMBER OF FACTORS INCLUDING THE FOLLOWING RISKS AND UNCERTAINTIES: THE COMPANY'S ONGOING ABILITY TO MANAGE THE INTEGRATION OF THE EPWORTH MILL AND MOREHOUSE-COWLES DIVISIONS INTO ITS OPERATIONS, UNCERTAINTY THAT THE PERFORMANCE ADVANTAGES OF THE COMPANY'S EQUIPMENT WILL BE REALIZED COMMERCIALLY OR THAT A COMMERCIAL MARKET FOR THE EQUIPMENT WILL CONTINUE TO DEVELOP, THE DEPENDENCE BY THE COMPANY UPON KEY CUSTOMERS, THE DEVELOPMENT OF COMPETING OR SUPERIOR TECHNOLOGIES AND PRODUCTS FROM OTHER MANUFACTURERS, THE CYCLICAL NATURE OF THE MATERIALS PROCESSING INDUSTRY AND GENERAL MARKET AND ECONOMIC CONDITIONS. ALSO, THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO IDENTIFY QUALIFIED EMPLOYMENT CANDIDATES THAT WILL BE AVAILABLE AT COMPENSATION LEVELS CONSISTENT WITH MANAGEMENT'S TARGETED CASH FLOW AND PROFIT PERFORMANCE.


                                MFIC CORPORATION

MFIC Corporation, through its Microfluidics Division, provides patented and proprietary, high performance MICROFLUIDIZER(R) materials processing equipment to the chemical, pharmaceutical, biotechnology, cosmetic/personal care, and food processing industries. Through its divisions, the Company provides leading equipment, and innovative technology and solutions to the chemicals, paints, pigments and coatings industries for milling, deagglomeration and dissolving. The combined resources and capabilities of the Company's equipment lines are used to provide comprehensive solutions to materials processing.

                                    ########